================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                           -------------------------

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 1998 (May 14, 1998)

                           -------------------------

                              PMT SERVICES, INC.

            (Exact name of registrant as specified in its charter)


 TENNESSEE                       0-24420                       62-1215125
(State or other                (Commission File            (I.R.S. Employer
jurisdiction of                   Number)                    Identification
incorporation)                                                 Number)


        3841 GREEN HILLS VILLAGE DRIVE
        NASHVILLE, TENNESSEE                             37215
        (Address of principal executive offices)        (Zip Code)

                                (615) 254-1539
              (Registrant's telephone number, including area code)

================================================================================

ITEM 5.  OTHER EVENTS

             PMT Services, Inc. (the "Company") has given retroactive effect in the consolidated financial statements attached as an exhibit hereto for a merger consummated on May 14, 1998. The merger was accounted for as a pooling of interests and the consolidated financial statements attached as an exhibit hereto have been restated for all periods presented in accordance with Accounting Principles Bulletin No. 16 Paragraph 62.

             The consolidated financial statements as restated may not be indicative of future financial performance of the Company. The accompanying notes to the Consolidated Financial Statements should be read in conjunction with the financial statements.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements


               (1) Supplemental Consolidated Financial Statements of PMT Services, Inc. for fiscal 1997 (restated to give retroactive effect to a merger accounted for as a pooling of interests)

               (2)   Financial Statements Schedule: Schedule II
                     --Reserve for Merchant Losses
                     --Allowance for Bad Debts

          (b)  Pro Forma Financial Information

               (1)   Unaudited Pro Forma Consolidated Financial Statements

          (c)  Exhibits

               23.1  Consent of PricewaterhouseCoopers LLP

               27.1 Restated Financial Data Schedule for the Year Ended July 31, 1997

               27.2 Restated Financial Data Schedule for the Year Ended July 31, 1996

               27.3 Restated Financial Data Schedule for the Year Ended July 31, 1995

               27.4 Restated Financial Data Schedule for the Nine Months Ended April 30, 1997

               27.5 Restated Financial Data Schedule for the Six Months Ended January 31, 1997

               27.6 Restated Financial Data Schedule for the Three Months Ended October 31, 1996

               27.7 Restated Financial Data Schedule for the Nine Months Ended April 30, 1998

               27.8 Restated Financial Data Schedule for the Six Months Ended January 31, 1998

               27.9 Restated Financial Data Schedule for the Three Months Ended October 31, 1997

                                  SIGNATURES
                                  ----------

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


                                PMT SERVICES, INC.


                                BY: /S/ CLAY M. WHITSON
                                   ------------------------------
                                   CLAY M. WHITSON
                                   CHIEF FINANCIAL OFFICER AND
                                   TREASURER


DATE: JULY 20, 1998

            INDEX TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Accountants...........................................   2

Supplemental Consolidated Balance Sheet.....................................   3

Supplemental Consolidated Statement of Income...............................   4

Supplemental Consolidated Statement of Changes in Shareholders' Equity......   5

Supplemental Consolidated Statement of Cash Flows...........................   6

Notes to Supplemental Consolidated Financial Statements.....................   8

Financial Statement Schedule: Schedule II
--Reserve for Merchant Losses (Supplemental)
--Allowance for Bad Debts (Supplemental)....................................  35

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
  and Shareholders of PMT Services, Inc.


In our opinion, the accompanying supplementary consolidated balance sheet and the related supplementary consolidated statements of income, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of PMT Services, Inc. and its subsidiaries at July 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended July 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Note 3, on May 14, 1998, PMT Services, Inc. merged with MBN National, Inc. in a transaction accounted for as a pooling of interests. The accompanying consolidated financial statements give retroactive effect to the merger of PMT Services, Inc. with MBN National, Inc.



/s/ PricewaterhouseCoopers LLP

Nashville, TN
September 23, 1997,
except as to the poolings of interests as described in Note 3, paragraph 3 which is as of May 14, 1998

                              PMT SERVICES, INC.

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEET

                                                                                         JULY 31,
                                                                               ----------------------------
                                                                                   1996            1997
                                                                               ------------    ------------
ASSETS
Current assets:
  Cash and  cash equivalents..................................                 $109,729,012    $ 24,352,795
  Investments.................................................                           --      49,167,521
  Accounts receivable.........................................                    9,569,201      18,634,328
  Current portion of net investment in finance leases.........                   10,331,271       9,249,753
  Inventory...................................................                    1,348,118       1,828,613
  Deferred income taxes.......................................                      945,934       1,543,379
  Other current assets........................................                    1,061,855       2,061,295
                                                                               ------------    ------------
   Total current assets.......................................                  132,985,391     106,837,684

  Purchased merchant portfolios, net of accumulated
   amortization of $9,668,708 and $18,689,846.................                   62,075,590      84,343,006
  Long-term portion of net investment in finance leases.......                   22,034,754      24,636,881
  Property and equipment, net.................................                    6,727,150       9,480,047
  Long-term note receivable...................................                           --       8,773,330
  Intangible and other assets.................................                    8,367,839      18,339,018
                                                                               ------------    ------------
   Total assets...............................................                 $232,190,724    $252,409,966
                                                                               ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt...........................                 $ 13,456,646    $ 14,516,369
  Accounts payable............................................                    4,994,124       9,683,347
  Accrued liabilities.........................................                    9,021,240       9,460,717
  Deferred revenues...........................................                      230,496         291,493
                                                                               ------------    ------------
   Total current liabilities..................................                   27,702,506      33,951,926

  Long-term debt..............................................                   21,071,884      18,564,658
  Deferred income taxes.......................................                      994,721         624,777
                                                                               ------------    ------------
   Total liabilities..........................................                   49,769,111      53,141,361
                                                                               ------------    ------------
Shareholders' equity:
 Preferred stock, $0.01 par value, authorized:
    10,000,000 shares; no shares outstanding..................                           --              --
 Common stock, $0.01 par value, authorized:
    100,000,000 shares; issued: 44,114,394
    and 46,605,988 shares.....................................                      441,144         466,060
 Additional paid-in capital...................................                  166,843,991     171,129,805
 Treasury stock, at cost:  778,840 shares in 1996.............                   (2,093,152)             --
 Accumulated earnings.........................................                   17,229,630      27,672,740
                                                                               ------------    ------------
                                                                                182,421,613     199,268,605
                                                                               ------------    ------------
Commitments and contingent liabilities (Notes 3, 13 and 16)
   Total liabilities and shareholders' equity.................                 $232,190,724    $252,409,966
                                                                               ============    ============

  The accompanying notes are an integral part of these financial statements.

                              PMT SERVICES, INC.

                 SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME

                                                        YEAR ENDED JULY 31,
                                           ---------------------------------------------
                                               1995              1996          1997
                                               ----              ----          ----
Revenues................................   $162,556,586      $255,531,100   $337,691,859
Cost of revenues........................    113,776,896       183,746,598    244,392,407
                                           ------------      ------------   ------------
 Gross margin...........................     48,779,690        71,784,502     93,299,452
                                           ------------      ------------   ------------
Selling, general and administrative
 expenses...............................     29,735,265        40,129,161     44,497,492
Depreciation and amortization expense...      3,786,825         7,937,663     12,844,769
Provision for merchant losses and bad
 debts..................................      2,294,345         4,954,638      6,349,412
Stock award compensation................        241,477                --             --
Non-recurring operating expense.........         71,562           104,617        929,445
                                           ------------      ------------   ------------
 Total operating expenses...............     36,129,474        53,126,079     64,621,118
                                           ------------      ------------   ------------

Income from operations..................     12,650,216        18,658,423     28,678,334
Interest income.........................        313,073         2,107,547      5,226,188
Interest expense........................     (3,413,725)       (4,053,473)    (4,045,639)
Other income, net.......................             --           703,896     (2,243,792)
                                           ------------      ------------   ------------

Income before provision for income taxes      9,549,564        17,416,393     27,615,091
Provision for income taxes..............      3,304,181         6,129,390      9,601,663
                                           ------------      ------------   ------------
 Net income.............................   $  6,245,383      $ 11,287,003   $ 18,013,428
                                           ============      ============   ============

Per share data:

 Earnings per share - basic.............   $       0.20      $       0.30   $       0.40
                                           ============      ============   ============
 Earnings per share - diluted...........   $       0.20      $       0.29   $       0.39
                                           ============      ============   ============

  The accompanying notes are an integral part of these financial statements.

                              PMT SERVICES, INC.

    SUPPLEMENTAL CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                           ADDITIONAL                                                   TOTAL
                                               COMMON       PAID-IN      TREASURY      UNEARNED      ACCUMULATED     SHAREHOLDERS'
                                               STOCK        CAPITAL        STOCK     COMPENSATION      EARNINGS         EQUITY
                                             --------    ------------   ----------   ------------    ------------     ------------
Balance at July 31, 1994..................   $ 62,597    $  2,125,539    $ (42,000)   $ (241,477)  $  2,554,556     $  4,459,215

  Stock awards vested.....................                    926,597                    241,477                       1,168,074
  Shares issued...........................     24,209      15,891,283                                                 15,915,492
  Expiration of put options on
    redeemable common stock...............     19,224       6,502,083                                                  6,521,307
  Stock warrants exercised................      1,301         418,615                                                    419,916
  Stock options exercised.................        346         106,582                                                    106,928
  Acquisition of majority
    interest in subsidiary................                                                             (510,545)        (510,545)
  Purchase of treasury stock..............                                 (32,500)                                      (32,500)
  Distributions of Subchapter S
    Corporations, prior to poolings.......                                                             (605,611)        (605,611)
  Reissuance of treasury stock............                     (6,000)       6,000                                            --
  Net income for the year.................                                                            6,245,383        6,245,383
                                             --------    ------------   ----------   ----------    ------------     ------------
Balance at July 31, 1995..................    107,677      25,964,699      (68,500)          --       7,683,783       33,687,659

  Shares issued...........................     58,520     140,746,488                                                140,805,008
  Stock options exercised.................        448         157,659                                                    158,107
  Tax benefit from nonqualified
    stock options.........................                    318,144                                                    318,144
  Stock splits............................    274,499        (274,499)                                                        --
  Purchase of treasury stock..............                              (2,093,152)                                   (2,093,152)
  Reissuance of treasury stock............                    (68,500)      68,500                                            --
  Minority shareholders' contribution.....                                                              120,000          120,000
  Martin Howe fiscal year conversion......                                                             (356,914)        (356,914)
  Distributions of Subchapter S
    Corporations, prior to poolings.......                                                           (1,504,242)      (1,504,242)
  Net income for the year.................                                                           11,287,003       11,287,003
                                             --------    ------------   ----------   ----------    ------------     ------------
Balance at July 31, 1996..................    441,144     166,843,991   (2,093,152)          --      17,229,630      182,421,613

  Shares issued...........................         10          14,844                                                     14,854
  Stock options exercised.................      3,695         771,034                                                    774,729
  Tax benefit from nonqualified
    stock options.........................                  1,986,174                                                  1,986,174
  August 1996 pooling.....................      5,000          (4,000)                                 (115,762)        (114,762)
  March 1997 pooling......................      8,000          (7,000)                                  141,303          142,303
  May 1997 pooling........................     16,000       1,074,821                                   213,098        1,303,919
  Cancellation of treasury stock..........     (7,789)        (72,624)   2,093,152                   (2,012,739)              --
  Minority shareholders' contribution.....                    522,565                                                    522,565
  Distributions of Subchapter S
    Corporations, prior to poolings.......                                                           (5,796,218)      (5,796,218)
  Net income for the year.................                                                           18,013,428       18,013,428
                                             --------    ------------   ----------   ----------    ------------     ------------
Balance at July 31, 1997..................   $466,060    $171,129,805   $       --   $       --    $ 27,672,740     $199,268,605
                                             ========    ============   ==========   ==========    ============     ============


  The accompanying notes are an integral part of these financial statements.

                              PMT SERVICES, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                        YEAR ENDED JULY 31,
                                                           --------------------------------------------
                                                               1995            1996            1997
                                                               ----            ----            ----
Reconciliation of net income to net cash provided by
 operating activities:
   Net income...........................................   $  6,245,383    $ 11,287,003    $ 18,013,428
   Martin Howe fiscal year conversion...................             --        (356,914)             --
   Adjustments:
     Depreciation and amortization......................      4,367,490       8,474,490      13,452,412
     Provision for merchant losses and bad debts........      2,294,345       4,954,638       6,349,412
     Stock award compensation and other.................        241,477              --              --
     Deferred income taxes..............................        357,734        (306,163)       (954,971)
     Changes in assets and liabilities:
      Accounts receivable...............................     (2,008,442)     (3,302,225)     (9,071,762)
      Inventory.........................................       (471,179)        (90,459)       (246,264)
      Other assets......................................       (959,805)       (169,058)     (6,519,280)
      Accounts payable..................................         38,427         (82,848)      4,046,848
      Accrued liabilities...............................       (324,486)        738,891      (2,353,729)
      Deferred revenues.................................       (155,291)        (59,105)        (46,987)
                                                           ------------    ------------    ------------
       Net cash provided by operating activities........      9,625,653      21,088,250      22,669,107

Cash flows from investing activities:
   Purchase of investments..............................             --              --     (49,167,521)
   Purchase of merchant portfolios......................    (24,182,050)    (32,036,760)    (33,393,964)
   Purchase of property and equipment...................     (2,886,243)     (2,646,880)     (5,258,800)
   Purchase of equipment for leasing....................    (16,809,608)    (20,865,015)    (19,296,806)
   Proceeds from receivable securitization..............             --              --       1,076,317
   Amounts received on leases, net of amortized
     unearned income....................................     10,478,442      12,252,928      14,042,820
                                                           ------------    ------------    ------------
       Net cash used in investing activities............    (33,399,459)    (43,295,727)    (91,997,954)
                                                           ------------    ------------    ------------

Cash flows from financing activities:
  Proceeds from issuance of long-term debt..............     35,591,026      36,017,752      34,093,211
  Payments on long-term debt............................    (27,719,029)    (46,284,340)    (38,034,260)
  Proceeds from issuance of common stock................     16,442,336     140,963,115         789,583
  Issuance of long-term note receivable.................             --              --      (8,773,330)
  Payments to repurchase treasury stock.................        (32,500)       (629,463)             --
  Proceeds from minority shareholders' contributions....             --         120,000              --
  Distributions of Subchapter S Corporations............       (605,611)     (1,504,242)     (4,122,574)
                                                           ------------    ------------    ------------
       Net cash provided by financing activities........     23,676,222     128,682,822     (16,047,370)
                                                           ------------    ------------    ------------

Net increase (decrease) in cash and cash equivalents....        (97,584)    106,475,345     (85,376,217)
Cash and cash equivalents at beginning of year..........      3,351,251       3,253,667     109,729,012
                                                           ------------    ------------    ------------
Cash and cash equivalents at end of year................   $  3,253,667    $109,729,012    $ 24,352,795
                                                           ============    ============    ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes..............................   $  2,678,345    $  5,456,400    $  9,374,472
Cash paid for interest..................................      2,895,940       3,467,400       3,506,216

  The accompanying notes are an integral part of these financial statements.

                              PMT SERVICES, INC.

SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES:

     In connection with the purchase of merchant portfolios in fiscal years 1996 and 1997, the Company issued promissory notes totaling $80,500 and $433,100, respectively. In addition, the Company issued a warrant to purchase 10,000 shares of common stock at $17.00 per share in conjunction with the purchase of residual agency rights.

     The Company recognized a tax benefit of $926,597, $318,144 and $1,986,174 in fiscal years 1995, 1996 and 1997, respectively, for the excess of the fair market value at the exercise date over that at the award date for stock options exercised.

     Prior to acquisition, an operating business purchased approximately 550,000 shares of treasury stock in exchange for notes payable totaling $1,463,689 in fiscal 1996.

     Prior to acquisition, an operating business sold its office building in fiscal 1997, to an entity owned by shareholders of the acquired operating business. The buyer assumed the note payable of $846,972 and issued the acquired operating business a promissory note in the amount of $420,184.

     Prior to acquisition, an operating business issued a note payable in fiscal 1997 to its majority shareholder in the amount of $1,673,644 related to a distribution of accumulated earnings.

     In connection with three individual operating business acquisitions in fiscal 1997, the Company issued 2,900,000 shares of common stock. The acquisitions were accounted for as poolings of interest, but were not material for restatement.



  The accompanying notes are an integral part of these financial statements.

                              PMT SERVICES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Operations

     PMT Services, Inc. (the "Company") markets and services electronic credit card authorization and payment systems to merchants, including sale and leasing of related equipment. The Company provides these services to merchants pursuant to contracts between the Company and various processing banks. Generally the Company's agreements with the processing banks contain certain aspects of both marketing and service. Although the marketing portion of the agreements is limited as to time, the service portion of substantially all of these agreements is not. The marketing aspects expire at various dates unless renewed automatically, if applicable, or extended by the parties. There can be no assurance that PMT's contractual agreements with its processing banks will be renewed or that PMT will be able to obtain favorable replacement arrangements, whether upon expiration, termination or otherwise.

Basis of Consolidation

     The supplemental consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. Interests in the majority-owned subsidiaries are reported using the full consolidation method. All material intercompany balances and transactions are eliminated.

Basis of presentation

     Certain financial statement items in prior periods, have been reclassified to conform to the current year's presentation. The supplemental consolidated financial statements give retroactive effect to certain acquisitions of operating businesses consummated subsequent to year end which were accounted for as poolings of interests (Note 3).

Management estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and cost recognition

     Revenues derived from the electronic processing of transactions (merchant discount rate and related fees) on the credit card authorization equipment are recognized at the time the merchants' transactions are processed. Related commissions and processing charges are also recognized at that time.

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

     Revenues related to the direct sale of credit card authorization equipment are recognized when the equipment is shipped. Installation fees related to both the direct sale and the marketing of this equipment are recognized when installation is completed. Fees received in advance of shipment or installation are not recognized as revenue until earned.

     Revenues related to direct finance leasing of credit card point-of-sale processing equipment are recognized over the term of the lease agreement using the interest method.

     Cost of revenues includes interchange fees paid to the credit card-issuing bank and fees paid to the network service provider, VISA and MasterCard and the processing bank. These costs are recognized at the time the merchants' transactions are processed and the related revenue is recorded.

     The Company recognizes as revenue in its statement of income the full discount rate and fees collected from the merchant. The various costs incurred by the Company, including amounts paid to the card-issuing bank, the processor and network service provider, are reflected as costs of revenues. In accordance with the Company's contracts with its processing banks, all of the funds collection and most of the disbursement function is performed on behalf of the Company by the processing bank. At month end, the processing bank collects the total discount rate and fees from the merchants and disburses to each of the service providers their fees. Disbursements for the interchange fee paid to the card-issuing bank are made daily. Shortly after month end, the processing bank disburses to the Company the remainder of the funds collected from the merchant which represents a significant portion of the Company's gross margin.

Cash equivalents

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Investments

     The Company's investments of $49,167,521 at July 31, 1997 are in United States Government Treasury notes for a term less than one year. These investments are classified as held-to-maturity according to Statement of Financial Accounting Standard No. 115 - Accounting for Certain Debt on Equity Securities (SFAS No. 115), and carried at amortized cost as determined by specific identification. The fair value of these investments is $49,198,891 at July 31, 1997. No such investments were outstanding at July 31, 1996.

                              PMT SERVICES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

Financial instruments

     The Company has various financial instruments, including cash, time deposits, receivables, accounts payable, revolving credit facilities, accrued liabilities and a hedging contract. Cash, time deposits, receivables, accounts payable and accrued liabilities are settled within a year and are not subject to market rate fluctuations. Revolving credit facilities are at variable market rates. The carrying value of these financial instruments approximates their fair market values. Notes payable with a carrying amount of $34,528,530 at July 31, 1996 and $33,081,027 at July 31, 1997 had a market value of $36,186,641 and
$33,963,585, respectively, using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

Hedging Contract

     The Company entered a forward rate lock agreement during fiscal 1996 to minimize its exposure to interest rate risk. The notional amount of the agreement totaled $15,000,000. The notional amount does not represent amounts exchanged by parties and, thus, is not a measure of the Company's exposure to loss through its use of these agreements. The hedging contract, with no carrying amount, had a fair value of ($126,563) at July 31, 1996. In fiscal 1997, the Company entered into another forward rate lock agreement in the amount of $20,000,000. Both forward rate lock agreements settled in fiscal 1997 and the amounts exchanged under these agreements had no material impact on the financial statements. Such settlements were deferred and are being amortized using the effective interest method over the remaining life of the underlying debt hedged. There were no outstanding hedging contracts at July 31, 1997.

     Under the Company's forward rate lock agreement, at the conclusion of the agreement the Company and the counterparty will exchange an amount calculated by reference to the agreed notional amount and a specified index, reducing the Company's exposure to interest rate fluctuations on certain floating rate debt.

Accounts receivable

     Accounts receivable primarily comprise amounts due from processing banks which represent the discount rate and fees earned, after related interchange fees and other processing costs, on transactions processed during the month ending on the balance sheet date. Such balances are received from processing banks approximately 20 days following the end of each month.

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

Financing Leases

     The Company provides direct financing leases and sales-type leases to its customers. The significant difference between the two types of leases is dealer profit recognized by the Company in a sales-type lease. At inception of a lease of point-of-sale equipment, the Company records an investment in direct financing leases which is equal to the total of future lease rentals and the estimated residual value of the leased equipment, less unearned income. The unearned income is the difference between the cost of the equipment and the total of future lease rentals plus the estimated residual value of the leased equipment. Residual value is the estimated proceeds from the sale or lease of the asset at the end of the lease term. Amortization of unearned income is recorded on the interest method. The Company's investment in finance leases is reduced by an allowance for rental payments that are expected to be uncollectible.

Inventory

     Inventory of credit card authorization equipment is stated at the lower of cost or market, with cost being determined by specific identification.

Property and equipment

     Property and equipment are recorded at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets ranging from 3 to 10 years.

Purchased merchant portfolios

     Purchased merchant portfolios are recorded at acquired cost. Amortization expense is recognized on a straight-line basis over 10 years consistent for acquired entities. Management evaluates purchased merchant portfolios and other long-lived assets for impairment at each balance sheet date through review of actual attrition and projected undiscounted cash flows generated by each merchant portfolio in relation to the unamortized cost of each merchant portfolio. If, upon review, an impairment of the value of the purchased merchant portfolio is indicated, amortization will be accelerated to recognize the diminution in value.

Reserve for chargebacks and merchant fraud

     Disputes between a cardholder and a merchant periodically arise as a result of cardholder dissatisfaction with merchandise quality or merchant services and the disputes may not be resolved in the merchant's favor. In these cases, the transaction is "charged back" to the merchant and the purchase price is refunded by the merchant. If the merchant is unable to grant a refund, the Company or, under limited circumstances, the Company and the processing bank, must bear the credit risk for the full amount of the transaction. The Company evaluates its

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

risk and estimates its potential loss for chargebacks based on historical experience. A provision for these estimated losses is provided in the same period as the related revenues.

Income taxes

     The liability method is used in accounting for income taxes, whereby deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been recognized is the Company's financial statements or tax returns. The tax benefit of deductible temporary differences is reflected within the various components of deferred tax assets and recognized if the realization thereof is more likely than not (Note 15).

Earnings per share

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 - Earnings Per Share (SFAS No. 128). SFAS 128 required companies with complex capital structures that have publicly held common stock or common stock equivalents to present both basic and diluted earnings per share (EPS) on the face of the income statement. The presentation of basic EPS replaces the presentation of primary EPS previously required by Accounting Principals Board Opinion No. 15 (APB No. 15). Basic EPS is calculated as income available to common shareholders divided by the weighted average number of shares outstanding during the period. Diluted EPS (previously referred to as fully diluted EPS) is calculated using the "if converted" method for convertible securities and the treasury stock method for options and warrants as prescribed by APB 15. Earnings per share has been calculated using the provisions of this statement.

     Earnings per share - basic for fiscal years 1995, 1996 and 1997 is calculated based on weighted average shares of common stock outstanding of 31,125,637, 38,184,973 and 44,820,891, respectively.

     Earnings per share - diluted for the fiscal years 1995, 1996 and 1997 is calculated based upon weighted average shares of common stock outstanding of 31,964,185, 39,563,905 and 46,002,324, respectively.

Stock splits

     On December 14, 1995 the Board of Directors approved a two for one stock split and on May 17, 1996 approved a three-for-two stock split, each to be effected in the form of a stock dividend. The stock splits for December 14, 1995 and May 17, 1996 were effective for shareholders of record at the close of business on December 29, 1995 and May 28, 1996, respectively. All earnings per share information included in the accompanying financial statements has been adjusted to give retroactive effect to the stock splits for all periods presented. Additionally, all share information stated in Note 10 has been adjusted to give retroactive effect to the stock splits.

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

NOTE 2 - STOCK OFFERINGS:

     In August 1994, the Company consummated an initial public offering of 3,565,000 shares of common stock, 2,315,000 shares of which were offered by the Company (the "Offering"). In connection with the Offering, the Company received
net proceeds of approximately  $15.9  million,  after   deducting  underwriting
discounts and commissions and expenses of the Offering. The net proceeds were used to repay a $4.9 million noninterest bearing note payable and all borrowings outstanding under the Company's revolving line of credit and bridge loan. The remainder of the net proceeds were used to fund merchant purchases, upgrade the Company's information systems and for working capital needs.

     Upon the effective date of the Offering, vesting of management stock awards for 439,084 shares of common stock was accelerated and the remaining unearned compensation of approximately $241,000 was immediately recognized. The Company received a tax deduction in fiscal 1995 for the fair value of the vested stock on the effective date of the Offering. Compensation expense related to the stock awards was recognized in the financial statements based upon the fair value of the common stock at the date of the awards of $2.48 per share. The tax benefit arising from the excess of fair value at the vesting date over that at the award date of approximately $927,000 is recognized as additional paid-in capital.

     Warrants for 130,060 shares of the Company's common stock were exercised concurrent with the effective date of the Offering at a weighted average exercise price of $3.22.

     In October 1995, the Company consummated a second public offering of 2,156,250 shares of common stock, 1,931,250 of which were offered by the Company. The Company received net proceeds of approximately $40.8 million, after deducting underwriting discounts and commissions and expenses of the offering, and repaid all borrowings outstanding under its revolving line of credit.

     The Company offered 3,910,000 shares of its common stock in a third public offering consummated in April 1996. The Company received net proceeds of approximately $100 million after deducting underwriting discounts and commissions and expenses of the offering.

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

NOTE 3 - ACQUISITIONS:

Operating Business Acquisitions

     During fiscal year 1996, the Company began issuing common stock to acquire businesses with both existing merchant portfolios and sales organizations capable of generating new accounts.

     In fiscal years 1996 and 1997, the Company consummated eleven operating business acquisitions by issuing common stock in exchange for all the outstanding common stock of the companies acquired. These transactions were accounted for as poolings of interests. These supplemental consolidated financial statements have been prepared to reflect the restatement of all periods presented. Eight of these transactions were considered material for restatement and are summarized below.

           COMPANY ACQUIRED                        DATE          SHARES ISSUED

      Martin-Howe Associates (MHA)             July 1, 1996           594,011
      Fairway Marketing Group (Fairway)        December 23, 1996      424,999
      Bancard Systems, Inc. (BSI)              January 27, 1997     3,131,250
      Retail Payment Services, Inc. (RPS)      January 30, 1997       567,519
      Erik Krueger Inc. (Krueger)              June 3, 1997           579,000
      LADCO Financial Group (LFG)              July 14, 1997        1,463,414
      Bancard, Inc. (BCI)                      October 2, 1997      3,870,968
      MBN National, Inc. (MBN)                 May 14, 1998           987,500

     PMT's supplemental consolidated financial statements have been restated to include the accounts of the above named entities for all periods presented by including the historical results of these entities. The historical results of these eight pooled entities reflect each of their actual operating cost structures and, as a result, do not necessarily reflect the cost structure of the newly combined entity. Significant, unusual or non-recurring costs affecting fiscal year 1996 operating results of the pooled entities include a single fraud loss of $890,000, recognition of $400,000 in asset impairment losses in one entity and executive bonuses of $330,000. In addition, a pooled entity incurred a separate fraud loss of $2,300,000 which impacted fiscal years 1996 and 1997. Although PMT incurs merchant fraud losses each year, and recognizes an accrual each year for such possibilities, the Company's annual loss experience has historically been significantly less than the above single loss in one of the pooled entities. Additionally, no further asset impairment losses are expected from any of the assets acquired as a result of these operating business acquisitions. The historical results do not purport to be indicative of results which may occur in the future.

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

     MHA had a calendar year end and, accordingly, the MHA statements of income for the years ended December 31, 1994 and 1995 have been combined with the Company's statements of income for the fiscal years ended July 31, 1995 and 1996, respectively. In order to conform MHA's year end to the Company's fiscal year end, results of operations for MHA for the six-month period ended June 30, 1996 have been excluded from the consolidated statement of income for the fiscal year ended July 31, 1996. Accordingly, an adjustment has been made in fiscal year 1996 to retained earnings for the exclusion of the net loss of $356,914 for such six-month period. MHA's results of operations for this six-month period include revenues of $10,743,645, expenses of $11,022,698 and net loss before provision of income taxes of $279,053.

     Fairway, RPS, Krueger, Bancard and MBN were Subchapter S Corporations for income tax purposes; therefore, these entities did not pay U.S. federal income taxes. These entities will be included in the Company's U.S. federal income tax return effective from the date of merger.

     Separate revenues, net income and related per share amounts of the acquired businesses for the periods prior to the mergers are presented in the following table. In addition, the table includes unaudited pro forma net income and net earnings per share amounts which reflect pro forma adjustments to present income taxes on the basis on which they will be reported in future periods.

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

                                         YEAR ENDED       YEAR ENDED       YEAR ENDED
                                       JULY 31, 1995    JULY 31, 1996    JULY 31, 1997
                                       -------------    -------------    -------------
     Revenues
      PMT                               $ 75,242,866     $136,254,139     $240,756,047
      BCI                                 17,745,773       31,851,486       40,827,025
      LFG                                  8,860,400       11,008,144       12,881,617
      MHA                                 13,764,195       13,585,887               --
      BSI                                 16,808,554       21,540,196       12,218,404
      Fairway                             18,072,187       19,524,072        7,125,352
      MBN                                  5,271,581        8,788,388       12,651,402
      Other                                6,791,030       12,978,788       11,232,012
                                        ------------     ------------     ------------
     Revenues, as reported              $162,556,586     $255,531,100     $337,691,859
                                        ============     ============     ============
     Net income (loss)
      PMT                               $  4,032,000     $  8,952,399     $ 13,805,887
      BCI                                    587,159        1,179,624        2,655,698
      LFG                                    917,608        1,024,212        1,318,778
      MHA                                   (391,845)        (327,023)              --
      BSI                                    236,002          287,669          745,665
      Fairway                                164,381         (858,125)         183,262
      MBN                                    205,456         (118,164)      (1,041,022)
      Other                                  494,622        1,146,411          345,160
                                        ------------     ------------     ------------

     Net income, as reported               6,245,383       11,287,003       18,013,428
     Pro forma tax effect of
      Subchapter S Corporations             (561,896)        (519,839)        (810,935)
                                        ------------     ------------     ------------
     Pro forma net income               $  5,683,487     $ 10,767,164     $ 17,202,493
                                        ============     ============     ============
     Earnings per share - basic:
      As reported                       $       0.20     $       0.30     $       0.40
      Pro forma                         $       0.18     $       0.28     $       0.38

     Earnings per share - diluted:
      As reported                       $       0.20     $       0.29     $       0.39
      Pro forma                         $       0.18     $       0.27     $       0.37

     In addition to these transactions, the Company completed three separate mergers during fiscal year 1997 with three unrelated entities by issuing an aggregate of 2,900,000 shares of its common stock in exchange for all the outstanding stock of the three entities. On an individual basis, these transactions were not considered material for retroactive restatement.

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

Asset Purchases

     The Company purchases merchant portfolios which provide the Company the right to service specific merchants under contract to processing banks for electronic authorization and payment processing. The Company purchased nine merchant portfolios in fiscal year 1995, four merchant portfolios in 1996 and nine merchant portfolios in 1997. These acquisitions were accounted for as purchase transactions, and accordingly, the operating results of the merchant portfolios are included in the Company's results of operations from the effective dates of the acquisitions.

     In connection with the purchase of merchant portfolios, the Company may enter into a noncompetition agreement with the sellers of the portfolios. In such cases, a portion of the purchase price of each merchant portfolio is allocated to the related noncompetition agreement (Note 7). Amortization expense related to purchased merchant portfolios was $2,283,638, $5,642,084 and $8,886,428 in fiscal years 1995, 1996 and 1997, respectively.

     Individually significant purchase transactions are as follows:

     ABC - The Company purchased a merchant portfolio from Bankcard America, Inc. ("ABC") in April 1995 for a purchased price of $7,674,990. The Company paid $2,600,000 in cash, issued a $400,000 note payable with interest at 3% due May 1, 1995 and issued a $4,700,000 note payable with interest at 3% due July 1, 1995. The Company incurred direct costs and expenses related to the purchase of approximately $1,300,000. The purchase agreement provided additional consideration of $2,500,000 payable to the seller contingent upon the seller's ability to negotiate the transfer of the merchant accounts from the current processing bank to the Company's primary processing bank. In May 1995, an agreement was entered into providing for transfer of the merchant accounts and the Company paid $2,500,000 representing additional purchase price for the merchant portfolio.

     In connection with the purchase, the Company signed a guaranty for a $1,000,000 note payable to the current processing bank by ABC expiring May 9, 1998. The Company received a security interest in stock warrants to purchase 120,000 shares of the Company's common stock currently held by a shareholder of ABC. Additionally, beginning June 1995, the Company's primary processing bank required a security deposit of $1,500,000 for a period of six months due to the conversion of other merchant portfolios to this bank. Approximately $1,000,000 plus accrued interest was returned to the Company in March 1996. A sum of $500,000 will remain on deposit with this primary processing bank as long as the Company participates in the bank's Association Marketing Agreement. This amount is included in intangible and other assets on the Company's balance sheet at July 31, 1997.

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

     TERMNET AND CPS - In July 1995, the Company purchased two merchant portfolios which were financed under the Company's credit facility. The Company paid $6,200,000 to TermNet Merchant Services, Inc. ("TermNet") for a merchant portfolio and inventory. The Company paid $5,951,000 to Consumer Payment Services, Inc. ("CPS") for the second purchase in July 1995. In addition to the CPS merchant portfolio, the Company also obtained a merchant terminal lease portfolio, inventory and other office assets.

     IMPERIAL BANK - In October 1995, the Company purchased a merchant portfolio from Imperial Bank ("Imperial") for $8,650,000 with a portion of the proceeds from the Company's second public offering.

     UMB - In March 1996, the Company purchased a merchant portfolio from UMB Bank ("UMB") for $13,500,000 with a portion of the proceeds from the Company's second public offering. Additionally, the Company purchased merchant equipment inventory from UMB in the transaction.

     Unaudited pro forma operating results are presented below to provide additional information relative to the potential effect upon the Company's operations of significant acquisitions. Pro forma information is provided only for acquisitions meeting certain size and other requirements set forth by the Securities and Exchange Commission. Each of the above acquisitions meet these requirements and are included in the unaudited pro forma summary for the periods specified below. There were no asset purchases which met the significance requirements in fiscal 1997.

                             EFFECTIVE           INCLUDED IN
                              DATE OF         PRO FORMA RESULTS
                             PURCHASES      BEGINNING FISCAL YEAR
                             ---------      ---------------------

     ABC                   April 1, 1995            1995
     TermNet               July 1, 1995             1995
     CPS                   July 1, 1995             1995
     Imperial              October 1, 1995          1995
     UMB                   March 1, 1996            1996

     These unaudited pro forma results have been prepared for comparative purposes and do not purport to be indicative of what would have occurred had the purchases been made at the beginning of fiscal year 1995 or fiscal 1996, or of results which may occur in the future.

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


                                                   PRO FORMA       PRO FORMA
                                                   YEAR ENDED      YEAR ENDED
                                                 JULY 31, 1995   JULY 31, 1996
                                                 -------------   -------------

     Pro forma revenues                           $235,393,669    $275,862,431

     Pro forma net income                         $  4,689,310    $ 11,382,314

     Pro forma earnings per share - basic         $       0.15    $       0.30
     Pro forma earnings per share - diluted       $       0.15    $       0.29

     Actual results during fiscal 1997 were not materially different than pro forma results.


NOTE 4 - NET INVESTMENT IN DIRECT FINANCING LEASES:

                                                             JULY 31
                                                  ----------------------------
                                                      1996            1997
                                                      ----            ----

     Minimum lease payments                       $ 45,674,278    $ 48,501,795
     Residual values - unguaranteed                  5,773,731       5,725,153
     Allowance for doubtful accounts                (1,659,203)     (2,481,981)
                                                  ------------    ------------
     Net minimum lease payments receivable          49,788,806      51,744,967
     Unearned income                               (17,422,781)    (17,858,333)
                                                  ------------    ------------
     Net investment in direct financing leases    $ 32,366,025    $ 33,886,634
                                                  ============    ============

     Changes in the allowance for doubtful accounts were as follows:

                                                   For the year ended
                                                        July 31
                                       ----------------------------------------
                                           1995           1996          1997
                                           ----           ----          ----

     Balance at beginning of year      $ 1,513,455    $ 1,017,459   $ 1,659,203
     Provision for bad debt expense      1,433,390      2,132,542     2,389,962
     Charged off lease contracts        (2,487,772)    (1,637,744)   (2,043,331)
     Bad debt recoveries                   558,386        146,946       476,147
                                       -----------    -----------   -----------
     Balance at end of year            $ 1,017,459    $ 1,659,203   $ 2,481,981
                                       ===========    ===========   ===========

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

     At July 31, 1997, minimum lease payments receivable, including estimated residual values receivable, are due as follows:

                                                         UNGUARANTEED
                                           MINIMUM         RESIDUAL
                                        LEASE PAYMENTS      VALUES
                                          RECEIVABLE      RECEIVABLE
                                          ----------      ----------

     1998..............................   $20,376,671    $   176,456
     1999..............................    15,434,230        565,691
     2000..............................     9,402,650      2,187,321
     2001..............................     3,043,504      2,416,606
     Thereafter........................       244,740        379,079
                                          -----------    -----------
                                          $48,501,795    $ 5,725,153
                                          ===========    ===========

     The Company's experience indicates a portion of the leases will terminate at dates other than the end of the contractual lease period. Accordingly, the foregoing table should not be regarded as a forecast of future collections.

NOTE 5 - PROPERTY AND EQUIPMENT:
                                                   JULY 31,
                                          --------------------------
                                              1996           1997
                                              ----           ----

     Office equipment.....................$ 6,169,339    $ 9,687,738
     Credit card terminals held for lease.  1,864,032      4,043,489
     Office furniture and fixtures........    702,494        856,104
     Leasehold improvements...............  1,469,094        265,818
                                          -----------    -----------
                                           10,204,959     14,853,149
     Less:  accumulated depreciation...... (3,477,809)    (5,373,102)
                                          -----------    -----------
                                          $ 6,727,150    $ 9,480,047
                                          ===========    ===========

     In addition to the direct financing leases described in Note 4, the Company leases point-of-sale credit card terminals to merchants under operating leases on a month-to-month basis. Depreciation expense on all of the Company's property and equipment totaled $630,228, $1,277,369 and $2,124,156 in fiscal years 1995, 1996 and 1997, respectively.

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

NOTE 6 - NOTE RECEIVABLE:

     The Company entered into a leasing agreement in March 1997 for a portion of the office space in a building that will serve as the Company's corporate headquarters completed in September 1997. The Company has advanced funds to an independent developer who purchased the building and is responsible for its renovation. The loan provided by the Company has a maximum available balance of $13,300,000 which bears interest at 5% (comparable to invested funds), payable monthly in arrears. The loan amount is being advanced in various draws by the building owner based on certain achieved milestones in the renovation. The outstanding principle balance at July 31, 1997 is $8,773,330. The Company's note receivable is secured by a first lien on the property and has a term of ten years. The Company obtained an independent appraisal of the property in determining its fair value for the purpose of classifying the related leasing transactions in accordance with Statement of Financial Accounting Standards No. 13 - Accounting for Leases. The lease has a term of ten years and is classified as an operating lease. The Company's minimum lease commitment related to the property is included in Note 13 - Leases.

NOTE 7 - INTANGIBLE AND OTHER ASSETS:
                                                         JULY 31,
                                                 ------------------------
                                                    1996          1997
                                                    ----          ----

     Noncompetition agreements...............    $3,345,193   $ 4,068,352
     Restricted cash.........................     3,445,344     7,920,028
     Notes receivable from shareholders......       211,650     2,981,403
     Prepaid processing costs................            --     1,307,330
     Deferred finance costs..................       585,360       526,666
     Other...................................       780,292     1,535,239
                                                 ----------   -----------
                                                 $8,367,839   $18,339,018
                                                 ==========   ===========

     Intangible and other assets include noncompetition agreements with various sellers of merchant portfolios purchased by the Company (Note 3).

     Amortization expense related to noncompetition agreements was $465,147, $860,323 and $1,243,676 in fiscal years 1995, 1996 and 1997, respectively.
Accumulated amortization of noncompetition agreements was $1,703,680 and $2,947,356 at July 31, 1996 and 1997, respectively.

     Restricted cash represents funds on deposit with certain processing banks pursuant to processing agreements to cover potential merchant losses or by lending institutions pursuant to loan agreements to provide additional collateral.

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

     Amortization of deferred finance costs included in interest expense was $580,665, $536,827 and $607,643 in fiscal years 1995, 1996 and 1997, respectively. Accumulated amortization of deferred finance costs was $1,413,345 and $2,020,988 at July 31, 1996 and 1997, respectively.

NOTE 8 - ACCRUED LIABILITIES:
                                                              JULY 31,
                                                      ------------------------
                                                         1996          1997
                                                         ----          ----

     Income taxes payable.................            $1,816,498    $1,127,754
     Compensation and payroll taxes.......             1,697,131     2,170,076
     Reserves for merchant losses.........             3,519,404     4,646,536
     Professional services................               415,477       332,560
     Accrued processing costs.............               258,189       236,640
     State franchise taxes payable........               356,042            --
     Sales and property taxes payable.....               305,138       285,505
     Interest payable on long-term debt...               150,399        82,179
     Other................................               502,962       579,467
                                                      ----------    ----------
                                                      $9,021,240    $9,460,717
                                                      ==========    ==========

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

NOTE 9 - LONG-TERM DEBT:
                                                                                  JULY 31,
                                                                    -------------------------------------
                                                                        1996                      1997
                                                                        ----                      ----
Notes payable, secured by the remaining
payment stream of certain leases and
restricted cash, principal and interest
at a variable rate based on the one month
Commercial Paper rate then in effect
(6.1% at July 31, 1997), are payable
monthly, with all unpaid principal and
interest due in May 2003....................................                 --                $5,258,258

Notes payable, secured by the remaining
payment stream on certain leases and
restricted cash, principal and interest
at rates ranging from 10.1% to 12.2% per
annum are payable monthly, with all unpaid
principal and interest due by April 2000....................        $10,237,459                 5,084,577

Notes payable, secured by the remaining
payment stream of certain leases and
restricted cash, principal and interest at
7.2% per annum, are payable monthly,
with all unpaid and interest due by May
2002........................................................         13,310,790                18,760,944

Notes payable, secured by the remaining
payment stream of certain leases and
restricted cash, principal and interest at
variable rates based on the one month
LIBOR rate then in effect (various rates
ranging from 10.1% to 10.4% at July 31,
1996), paid in fiscal 1997..................................          3,210,195                        --

Notes payable, secured by remaining
payment stream of certain leases and
restricted cash, principal and
interest at 7.4% per annum, paid in
fiscal 1997.................................................            696,413                        --

Notes payable, secured by the remaining
payment stream of certain leases and
restricted cash, principal and interest at
12.0% per annum are payable monthly,
with all unpaid principal and interest due
by March 1999...............................................          1,149,487                   481,204

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

                                                                                  JULY 31,
                                                                    -------------------------------------
                                                                        1996                      1997
                                                                        ----                      ----
Revolving line of credit obligation
(maximum available balance of
$3,000,000), secured by the remaining
payment stream of certain leases and
restricted cash, principal and interest
at a variable rate based on the prime rate
(9.5% at July 31, 1996), are payable
monthly, with all unpaid  principal and
interest due on demand......................................        $  1,034,350               $  1,290,048

Notes payable, secured by the remaining
payment stream of certain leases and
restricted cash, principal, and interest at
5.2% per annum, paid in fiscal 1997.........................             642,576                         --

Revolving line of credit obligation
(maximum available balance of
$1,500,000), secured by the remaining
payment stream of certain leases and
restricted cash, principal and interest
at a variable rate based on the prime
rate (10.0% at July 31, 1996), are
payable monthly with all unpaid principal
and interest due by May 1998................................             996,545                    346,457

Other debts repaid in 1996 or subsequent to
acquisitions................................................           3,245,715                  1,673,644

Other.......................................................               5,000                    185,895
                                                                    ------------               ------------
Total long-term debt........................................          34,528,530                 33,081,027
       Less:  current portion...............................         (13,456,646)               (14,516,369)
                                                                    ------------               ------------
                                                                    $ 21,071,884               $ 18,564,658
                                                                    ============               ============

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

     The Company entered into an agreement on March 22, 1994 for a $12,500,000 revolving line of credit and $2,368,000 bridge loan. This credit facility was amended and restated on May 31, 1995 and July 18, 1995 and January 31, 1997, increasing the revolving line of credit to $20,000,000 and terminating the bridge loan. The current amendment expires January 31, 1998. Borrowings, if any, under the new line of credit facility will be used to finance future purchases of merchant portfolios and equipment for general corporate purposes.

Maturities of long-term debt are as follows as of July 31, 1997:

        YEAR ENDING
          JULY 31
          -------
           1998            $14,516,369
           1999             10,789,127
           2000              5,209,256
           2001              1,610,339
           2002                579,164
           Thereafter          376,772
                           -----------
                           $33,081,027
                           ===========

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

NOTE 10 - SHAREHOLDERS' EQUITY;

     Changes in the shares of the Company's common stock are as follows:

     Outstanding at July 31, 1994.......    6,259,770

     Shares issued......................    2,420,872
     Exercise of  put options...........    1,922,372
     Exercise of options and warrants...      164,684
                                           ----------
     Outstanding at July 31, 1995.......   10,767,698

     Shares issued......................    5,851,961
     Exercise of options................       44,805
     Stock dividends....................   27,449,930
                                           ----------
     Outstanding at July 31, 1996.......   44,114,394

     Shares issued......................    2,900,966
     Exercise of options................      369,468
     Cancellation of treasury shares....     (778,840)
                                           ----------
     Outstanding at July 31, 1997.......   46,605,988
                                           ==========

     The Company's shareholders approved an increase in the amount of authorized shares of Common Stock of the Company from 40,000,000 shares to 100,000,000 shares at the Company's December 1996 Annual Meeting of Shareholders.

NOTE 11 - STOCK OPTIONS AND WARRANTS:

     The Company has an incentive stock option plan, whereby the Company has reserved for issuance upon exercise of stock options a maximum of 3,795,000 shares of the Company's common stock. In addition to certain other provisions, the plan provides for the option price of the shares to be determined by the Board of Directors or their designees at the date of the grant provided, however, that in the case of incentive stock options, the option price shall be no less than 100% of the fair market value of the common stock on such date (110% in the case of an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company). In the case of nonstatutory stock options, the option price shall be no less than 85% of the fair market value of the common stock on the date of grant.

     The options expire at such times as determined by the Board of Directors at the time of the grant, which shall be no later than ten years from the grant date (five years in the case of an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company). The Company is authorized to loan, or guarantee loans for, the purchase price of shares issuable upon exercise of options granted under the plan.

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

     In May 1994, the Company adopted an outside director stock option plan and amended the plan at the December 1995 annual shareholders' meeting. The plan provides for the grant of non-qualified stock options to outside directors and authorizes the issuance of up to 300,000 shares of common stock pursuant to options having an exercise price equal to the fair market value of the common stock on the date the options are granted. Options were granted to each outside director on the effective date of the Offering to purchase 30,000 shares of the Company's common stock for a total of 120,000 shares (Note 2). Options granted under the plan are exercisable one-fourth each on the first, second, third and fourth anniversaries of the grant date and expire ten years after the grant date.

     The Company adopted Statement of Financial Accounting Standards No. 123 - Accounting for Stock Based Compensation (SFAS No.123) as of August 1, 1996. In accordance with the provisions of SFAS No. 123, the Company applies APB Opinion No. 25 and related interpretations in accounting for its stock option plans and accordingly, does not recognize compensation costs. If the Company had elected to recognize compensation costs based on the fair value of the options granted at grant date as prescribed by SFAS No. 123, net income and earnings per share would have been reduced to the pro forma amounts indicated in the table below:

                                              1995         1996          1997
                                              ----         ----          ----

     Net income as reported                $6,245,383   $11,287,003  $18,013,428

     Pro forma net income                   5,941,205    10,654,569   16,652,386

     Earnings per share - basic:
       As reported                         $     0.20   $      0.30  $      0.40
       Pro forma                           $     0.19   $      0.28  $      0.37

     Earnings per share diluted:
       As reported                         $     0.20   $      0.29  $      0.39
       Pro forma                           $     0.19   $      0.27  $      0.36

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes options-pricing model with the following assumptions:


                                                1995         1996         1997
                                                ----         ----         ----

      Expected dividend yield                      0%           0%           0%

      Expected stock price volatility           40.8%        42.5%        47.4%

      Risk-free interest rate               7.3%-7.8%    5.7%-6.8%    6.3%-6.9%

      Expected life of options              6.7 years    6.7 years    6.7 years


     The weighted average fair value at date of grant for options granted during 1995, 1996 and 1997 was $1.46, $5.88 and $9.45 per option, respectively.

                                                                    WEIGHTED AVERAGE
                                                  NUMBER OF SHARES   EXERCISE PRICE
                                                  ----------------   --------------
     Outstanding at July 31, 1994                         458,700       $ 0.88

          Granted                                       1,400,724         2.68
          Exercised                                      (103,872)        0.99
          Terminated                                       (5,196)        1.13
                                                        ---------       ------

     Outstanding at July 31, 1995                       1,750,356       $ 2.31

          Granted                                         551,500        10.79
          Exercised                                      (119,775)        1.26
          Terminated                                     (265,052)        2.73
                                                        ---------       ------

     Outstanding at July 31, 1996                       1,917,029       $ 4.76

          Granted                                         410,500        16.29
          Exercised                                      (369,468)        2.12
          Terminated                                      (77,640)        9.66
                                                        ---------       ------
     Outstanding at July 31, 1997                       1,880,421       $ 7.59
                                                        =========       ======

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

     The following table summarizes information concerning currently outstanding and exercisable options:

                                                   OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
                                              -----------------------------   ------------------------------
                                                   WEIGHTED       WEIGHTED
       RANGE OF                               AVERAGE REMAINING    AVERAGE                  WEIGHTED AVERAGE
       EXERCISE                NUMBER            CONTRACTUAL      EXERCISE      NUMBER          EXERCISE
        PRICES              OUTSTANDING         LIFE (YEARS)       PRICE      EXERCISABLE         PRICE
       ---------            -----------       -----------------   --------    -----------   ----------------
     $0.83 - $1.13             77,950                4.7           $ 0.94       77,950           $ 0.94

     $2.67 - $3.54            914,956                7.0           $ 2.63      361,866           $ 2.67

     $5.96 - $8.78            132,240                8.3           $ 7.75       23,280           $ 8.00

     $9.17 - $13.75           470,000                8.9           $11.08       75,500           $10.16

     $15.00 - $22.25          285,275                9.2           $19.33       23,401           $17.92
                            ---------                                          -------
                            1,880,421                                          561,997
                            =========                                          =======

     In fiscal 1995, the Company granted stock warrants which give the holder the right to purchase 120,000 shares of the Company's common stock at an exercise price of $12.50 per share. These warrants expire March 22, 2004 (Note
3). In fiscal 1997, the Company granted warrants to purchase 10,000 shares of its common stock at an exercise price of $17.00 per share in conjunction with the purchase of residual agency rights. These warrants expire September 16, 2006.

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

NOTE 12 - RETIREMENT PLANS:

     The Company initiated a 401(k) retirement plan, the PMT Services, Inc. 401(k) Retirement Plan, in fiscal 1996. Following the initial enrollment, employees become eligible for participation in the plan on the semi-annual enrollment date following the employee completing 12 consecutive months of employment and 1,000 hours of service or more. The Company contributes an amount equal to 50% of employee voluntary contributions up to a maximum of 6% of the employee's annual compensation. The plan expense for fiscal 1996 and 1997 was $64,015 and $114,720, respectively.

NOTE 13 - LEASES:

     The Company leases equipment and office space under noncancellable operating leases. Rent expense approximated $1,016,715, $1,240,848 and $1,725,105 during fiscal years 1995, 1996 and 1997, respectively. Office space was leased from a partnership comprising two of the Company's shareholders during a portion of 1995. Rent expense paid to shareholders for office space amounted to $89,000, $40,000 and $71,000 during fiscal years 1995, 1996 and 1997, respectively.

        Year ending
          July 31
          -------
           1998                         $ 3,059,974
           1999                           3,502,032
           2000                           3,447,272
           2001                           2,816,611
           2002                           2,082,822
           2003                           7,558,150
                                        -----------
           Thereafter                    22,466,861
           Less:  sublease rentals       (2,635,858)
                                        -----------
                                        $19,831,003
                                        ===========

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

NOTE 14 - OTHER INCOME - NET:

     The Company recorded a non-taxable gain of $1,000,000 in the fourth quarter of fiscal year 1996 for the receipt of insurance proceeds on the life of the former Chief Financial Officer of the Company.

     During fiscal 1997, LFG recorded a charge of $367,000 related to the buyout of a consulting agreement due to the death of the former Chief Financial Officer. This charge occurred prior to the effective date of the merger with this entity and is included on other expense on a restated basis.

     Additionally, the Company has included in this line item all non-recurring transaction costs related to mergers which were accounted for as a pooling of interests.

NOTE 15 - INCOME TAXES:

     The provision for income taxes comprises the following:

                                             YEAR ENDED JULY 31,
                                   ---------------------------------------
                                     1995           1996           1997
                                     ----           ----           ----
       Current tax expense:
           Federal.............    $2,425,471    $5,395,173    $ 8,955,618
           State...............       520,976     1,040,381      1,601,015
                                   ----------    ----------    -----------
                                    2,946,447     6,435,554     10,556,633
                                   ----------    ----------    -----------
       Deferred tax benefit:
           Federal.............       143,946      (470,526)      (935,449)
           State...............        76,500       (30,469)       (19,521)
                                   ----------    ----------    -----------
                                      220,446      (500,995)      (954,970)
                                   ----------    ----------    -----------
       Increase in valuation
           allowance...........       137,288       194,831             --
                                   ----------    ----------    -----------
                                   $3,304,181    $6,129,390    $ 9,601,663
                                   ==========    ==========    ===========

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

     The Company's effective tax rate differs from the statutory rate as follows:

                                         YEAR ENDED JULY 31,
                                       ----------------------
                                        1995     1996    1997
                                        ----     ----    ----
    Federal tax at statutory rate....  34.0%    34.0%   35.0%
     Increase in taxes resulting
      from:
       State income taxes (net
        of federal tax benefit)......   4.1      3.8     3.7
       Subchapter S Corporations
        income not subject to tax....  (5.9)    (3.0)   (2.9)
       Valuation allowance...........   1.4      1.1      --
       Other.........................   1.0     (0.7)   (1.0)
                                       -----    -----   -----
                                       34.6%    35.2%   34.8%
                                       =====    =====   =====

     Deferred income taxes under SFAS No. 109 reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets at July 31, 1996 and 1997 are as follows:

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

                                                       JULY 31,
                                             ----------------------------
                                                 1996            1997
                                                 ----            ----
    Current tax assets:
      Compensation liabilities............   $     30,897    $     31,645
      Loss reserves.......................        858,343       1,386,971
      Other...............................         56,694         124,763
                                             ------------    ------------
    Net current tax assets................   $    945,934    $  1,543,379
                                             ============    ============

    Noncurrent tax assets:
      Leased equipment....................     10,646,486      12,799,951
      Unearned income.....................      7,143,341       8,005,899
      Merchant portfolio amortization.....      1,586,194       3,345,402
      Operating loss carryforwards and
       AMT credits........................      1,222,814       1,299,321
      Other...............................        182,442         182,442
                                             ------------    ------------
                                               20,781,277      25,633,015
          Valuation allowance                    (332,119)       (332,119)

    Noncurrent tax liability:
      Gross lease receivable                  (18,726,454)    (21,743,354)
      Residual values                          (2,367,230)     (2,566,975)
      Depreciation                               (242,327)       (517,919)
      Residual value of sold portfolios                --        (788,371)
      Other                                      (107,868)       (309,054)
                                             ------------    ------------
                                              (21,443,879)    (25,925,673)
                                             ------------    ------------
    Net noncurrent tax liability             $   (994,721)   $   (624,777)
                                             ============    ============

     As of July 31, 1996, the Company has approximately $3,000,000 of federal and state net operating loss carryforwards and AMT credits available to offset future taxable income of a subsidiary of the Company. These carryforwards and credits expire at various dates through fiscal 2005. A valuation allowance has been established for these net operating losses and AMT credits as utilization is not reasonably assured.

NOTE 16 - COMMITMENTS AND CONTINGENCIES:

     In addition to the third-party debt guaranty and operating leases described in Notes 3 and 13 above, the Company is subject to the following commitments and contingencies described herein.

     The Company entered into an agreement in July 1995 to purchase the rights to service merchant accounts to be generated by another independent sales and service provider ("service provider") under a contract with the Company's primary processing bank. The Company's option to purchase may be exercised upon the earlier of default by the service provider under its loan agreement with a third party or December 1, 1997 and expires on January 31, 1998. The purchase

                              PMT SERVICES, INC.

           NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

price will be derived as a multiple of average monthly cash flow generated by the merchant accounts for the three months immediately prior to the purchase.

     The Company's agreement with its primary processing bank was amended to require the Company to purchase the service provider's merchant accounts by January 31, 1998. Additionally, the Company has indemnified the processing bank for any losses incurred by the processing bank with respect to the service provider's merchant accounts.

     In connection with the option agreement, the Company has guaranteed the service provider's loan to a third party in the amount of $250,000. The Company has also entered into a service agreement whereby the Company will provide customer service, processing equipment deployment and related services to the service provider's merchant accounts for a monthly fee per merchant.

     VISA and MasterCard require merchants accepting VISA and MasterCard credit cards to contract directly with a processing bank that is a member bank of the VISA or Mastercard associations. The Company is not a party to the merchant processing agreements and is therefore dependent upon its contractual arrangements with its processing banks in order to continue to service its merchant portfolio. The Company has a contractual right to receive revenues derived from discount and fees earned on its merchant portfolio so long as the merchant continues to process transactions on the processing bank's system and the Company provides adequate service to the merchant and remains in compliance under its agreement with the processing bank. Under the terms of the Company's agreement with its primary processing bank, the Company is permitted to transfer merchants to another processing bank subject to time limitations and termination fees. This agreement provides mobility for substantially all of the Company's merchant base. However, in order to transfer merchant contracts, the Company must pay the processing bank a fee determined by a formula related to the annualized aggregate transaction volume of the merchants transferred.

                                                                     SCHEDULE II

                              PMT SERVICES, INC.

                  RESERVE FOR MERCHANT LOSSES (SUPPLEMENTAL)

                             BALANCE AT                                               BALANCE AT
                             BEGINNING                                                   END
                             OF PERIOD    ADDITIONS(1)    OTHER (2)   DEDUCTIONS(3)   OF PERIOD
                             ---------    ------------    --------    -------------   ----------
Fiscal Year           1995   $1,804,759   $  860,955      $     --    $  559,041      $2,106,673

                      1996   $2,106,673   $2,822,096      $     --    $1,409,365      $3,519,404

                      1997   $3,519,404   $3,959,450      $284,906    $3,117,224      $4,646,536

______________________

(1) Additions represent amounts charged to expense during the respective periods.

(2) Other represents additions from immaterial operating business acquisitions, during the respective periods.

(3) Deductions represent actual chargebacks incurred by the Company during the respective periods.

                    ALLOWANCE FOR BAD DEBTS (SUPPLEMENTAL)

                         BALANCE AT                                               BALANCE AT
                         BEGINNING                                                   End
                         OF PERIOD    ADDITIONS(1)    OTHER (2)   DEDUCTIONS(3)   OF PERIOD
                         ----------   ------------    ---------   -------------   ----------
Fiscal Year      1995    $1,513,455   $1,433,390      $558,386    $2,487,772      $1,017,459

                 1996    $1,017,459   $2,132,542      $146,946    $1,637,744      $1,659,203

                 1997    $1,659,203   $2,389,962      $476,147    $2,043,331      $2,481,981

______________________

(1) Additions represent amounts charged to expense during the respective periods.

(2)  Other represents recoveries by the Company during the respective periods.

(3) Deductions represent actual write-offs recorded by the Company during the respective periods.

                              PMT SERVICES, INC.

                       UNAUDITED PRO FORMA CONSOLIDATED
                             FINANCIAL STATEMENTS


INTRODUCTION

The following unaudited pro forma consolidated financial statements present a unaudited pro forma consolidated balance sheet as of April 30, 1998 and unaudited pro forma consolidated statements of income for the nine months ended April 30, 1997 and April 30, 1998. The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of income include, on a pro forma basis, the impact of the recently completed merger with MBN National, Inc. (MBN) accounted for as a pooling of interests as described in Note 1. The unaudited pro forma consolidated financial statements should be read in conjunction with the supplemental audited financial statements and the notes thereto included in Item 7 (a)(1) of this filing.

                              PMT SERVICES, INC.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                APRIL 30, 1998

                                                  PMT            MBN          COMBINED
ASSETS
 Current assets:
   Cash and cash equivalents................   $ 36,444,941   $   100,333    $ 36,545,274
   Investments..............................     13,679,645            --      13,679,645
   Accounts receivable......................     31,692,948       250,973      31,943,921
   Current portion of net investment in
    finance leases..........................     10,333,536            --      10,333,536
   Inventory................................      3,254,557        60,000       3,314,557
   Deferred income taxes....................      1,694,152            --       1,694,152
   Other current assets.....................      3,055,249            --       3,055,249
                                               ------------   -----------    ------------
     Total current assets...................    100,155,028       411,306     100,566,334

 Purchased merchant portfolios, net of
  accumulated amortization of $27,448,206...     92,760,997            --      92,760,997
 Long-term portion of net investment in
  finance leases............................     29,665,147            --      29,665,147
 Property and equipment, net................     13,623,698       116,292      13,739,990
 Long-term note receivable..................     13,300,000            --      13,300,000
 Intangible and other assets................     19,646,283       198,233      19,844,516
                                               ------------   -----------    ------------
     Total assets                              $269,151,153   $   725,831    $269,876,984
                                               ============   ===========    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Current portion of long-term debt........   $ 14,092,415            --    $ 14,092,415
   Accounts payable.........................     11,938,164   $    75,000      12,013,164
   Accrued liabilities......................      4,262,960     2,669,464       6,932,424
   Deferred revenues........................      1,372,669            --       1,372,669
                                               ------------   -----------    ------------
     Total current liabilities..............     31,666,208     2,744,464      34,410,672

   Long-term debt...........................     19,296,864            --      19,296,864
   Deferred income taxes....................        570,958            --         570,958
                                               ------------   -----------    ------------
     Total liabilities......................     51,534,030     2,744,464      54,278,494
                                               ------------   -----------    ------------
 Shareholders' equity:
   Preferred stock, $0.01 par value,
    authorized; 10,000,000 shares; no
    shares outstanding
   Common stock, $0.01 par value,
    authorized; 100,000,000 shares;
    outstanding; 48,909,781 shares..........        479,223         9,875         489,098
 Additional paid-in capital.................    172,312,177            --     172,312,177
 Accumulated earnings.......................     44,825,723    (2,028,508)     42,797,215
                                               ------------   -----------    ------------
     Total shareholders' equity.............    217,617,123    (2,018,633)    215,598,490
                                               ------------   -----------    ------------
     Total liabilities and stockholders'
      equity................................   $269,151,153   $   725,831    $269,876,984
                                               ============   ===========    ============

    The accompanying note is an integral part of these unaudited pro forma consolidated financial statements.

                              PMT SERVICES, INC.

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
               FOR THE NINE MONTHS ENDED APRIL 30, 1997 AND 1998


                                          NINE MONTHS ENDED                              NINE MONTHS ENDED
                                            APRIL 30, 1997                                APRIL 30, 1998
                             ------------------------------------------     -----------------------------------------
                                    PMT                                            PMT
                               SERVICES, INC.       MBN        COMBINED       SERVICES, INC.      MBN       COMBINED
                               --------------      ---       -----------      --------------      ---       --------

Revenues..................     $230,266,479    $8,918,202   $239,184,681      $295,884,153   $11,195,697  $307,079,850
Cost of revenues..........      166,647,949     6,118,684    172,766,633       210,661,126     7,541,036   218,202,162
                               ------------    ----------   ------------      ------------   -----------  ------------

    Gross margin..........       63,618,530     2,799,518     66,418,048        85,223,027     3,654,661    88,877,688
                               ------------    ----------   ------------      ------------   -----------  ------------
Selling, general and
  administrative
  expenses................       30,358,441     1,960,713     32,319,154        40,404,929     1,963,324    42,368,253
Depreciation and
  amortization
  expense.................        9,196,240        28,582      9,224,822        12,362,852        41,235    12,404,087
Provision for
  merchant losses
  and bad debts...........        3,263,295     1,393,346      4,656,641         3,541,306       497,810     4,039,116
Nonrecurring operating
  expenses, net...........          593,626       264,941        858,567                --       343,151       343,151
                               ------------    ----------   ------------      ------------   -----------  ------------
    Total operating
     expenses.............       43,411,602     3,647,582     47,059,184        56,309,087     2,845,520    59,154,607
                               ------------    ----------   ------------      ------------   -----------  ------------
Income from
  operations..............       20,206,928      (848,064)    19,358,864        28,913,940       809,141    29,723,081
Interest income, net......          766,532            --        766,532         1,445,920                   1,445,920
Other expense, net........       (1,791,190)           --     (1,791,190)         (933,158)           --      (933,158)
                               ------------    ----------   ------------      ------------   -----------  ------------
Income before provision
  for income taxes........       19,182,270      (848,064)    18,334,206        29,426,702       809,141    30,235,843
Provision for income
  taxes...................        6,438,887       (12,721)     6,426,166        10,872,427        12,137    10,884,564
                               ------------    ----------   ------------      ------------   -----------  ------------
    Net income............     $ 12,743,383    $ (835,343)  $ 11,908,040      $ 18,554,275   $   797,004  $ 19,351,279
                               ============    ==========   ============      ============   ===========  ============
Earnings per share -
  basic...................     $       0.29                 $       0.27      $       0.40                $       0.40

Earnings per share -
  diluted.................     $       0.29                 $       0.26      $       0.39                $       0.40

Weighted average
  shares outstanding -
  basic...................       43,235,947                   44,223,447        46,881,345                  47,868,845

Weighted average
  shares outstanding -
  diluted.................       44,437,407                   45,424,907        47,984,880                  48,972,380


    The accompanying note is an integral part of these unaudited pro forma consolidated financial statements.

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


NOTE TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - CONSUMMATED ACQUISITION

The unaudited pro forma consolidated balance sheet and statements of income reflect the recently completed merger with MBN National, Inc. (MBN). This transaction was accounted for as a pooling of interests. The Company's historical financial statements have been restated for all periods presented by including the historical results of MBN. The historical results of PMT Services, Inc. and MBN reflect each of its actual operating structures and, as a result, do not necessarily reflect the cost structure of the newly combined entity.

                                                         APPROXIMATE TOTAL
                         DATE OF                             ASSETS AT
    COMPANY              MERGER         CONSIDERATION      DATE OF MERGER

MBN National, Inc.     May 14, 1998     987,500 shares       $0.7 million

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